UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2011

EnergyConnect Group, Inc.

(Exact name of registrant as specified in its charter)

Oregon	000-26226	93-0935149
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

901 Campisi Way, Suite 260, Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 370-3311

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders.

SIGNATURE

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 23, 2011, EnergyConnect Group, Inc. (“ECI”) held a Special Meeting of Stockholders in Campbell, California (the “Special Meeting”). At the Special Meeting, ECI’s stockholders voted to (i) approve the merger agreement among ECI, Johnson Controls Holding Company, Inc. (“JCI Holding”) and Eureka, Inc., a wholly owned subsidiary of JCI Holding and the related plan of merger, and (ii) adjourn the Special Meeting if necessary to solicit additional proxies if there were not sufficient votes to approve the merger agreement and the related plan of merger at the Special Meeting.

Represented in person or by proxy at the Special Meeting were 104,557,961 shares of ECI’s common stock, or 78.91% of the total number of shares outstanding as of the record date. The results of the stockholder vote at the Special Meeting were as follows:

1. Approve merger agreement and related plan of merger:

	Votes	% of Votes Cast	% of Outstanding Shares
For	91,945,004	87.94%	69.39%
Against	12,606,957	12.06%	9.51%
Abstain	6,000	0.01%	0.00%

2. Adjourn the Special Meeting if necessary:

	Votes	% of Votes Cast
For	90,876,690	86.92%
Against	13,528,976	12.94%
Abstain	152,295	0.15%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2011

EnergyConnect Group, Inc.

/s/ Kevin R. Evans
Kevin R. Evans
Chief Executive Officer

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